UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2013

KAYDON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11333	13-3186040
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State Street, Suite 300, Ann Arbor, Michigan	48104
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 747-7025

(Former name of registrant, if changed since last report.) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Kaydon Corporation, a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger dated as of September 5, 2013 (the “Merger Agreement”) with Atlas Management, Inc., a Delaware corporation (“Parent”), and Dublin Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent and Acquisition Sub are affiliates of Aktiebolaget SKF (“SKF”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub is required to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Company Common Stock”), at a price per share of $35.50 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding. The Offer is scheduled to commence on the tenth day (or as soon as reasonably practicable thereafter) after the date of the Merger Agreement, and to expire on the later of the twentieth business day following consummation of the Offer or the expiration of the “Go-Shop Period” described below, unless the Offer is extended pursuant to the terms of the Merger Agreement.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, and intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) recommending that holders of Company Common Stock tender their shares into the Offer.

The Merger Agreement includes a “go shop” provision whereby the Board, with the assistance of its advisors, will actively solicit superior acquisition proposals from third parties for 40 calendar days following the signing of the Merger Agreement (the “Go-Shop Period”). The Company does not anticipate that it will disclose developments with respect to this solicitation process unless and until the Board has made a decision with respect to the alternative proposals, if any, it receives. No assurance can be given that the solicitation of superior proposals will result in an alternative transaction. After the Go-Shop Period, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, and to certain restrictions on its ability to respond to any such proposals.

Concurrently with the execution of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, SKF entered into a guaranty in favor of the Company with respect to all of the obligations of Parent and Acquisition Sub under the Merger Agreement.

Consummation of the Offer is subject to customary conditions, including, among others, (i) the valid tender of the number of Shares (which are not subsequently validly withdrawn) that would represent at least a majority of the outstanding shares of Company Common Stock; (ii) the expiration or early termination of any applicable waiting period (or any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the clearance under certain other foreign antitrust laws relating to the purchase of shares of Company Common Stock pursuant to the Offer and the consummation of the Merger shall have been obtained or deemed to have been obtained; (iv) written confirmation from the Committee on Foreign Investment in the United States that it has completed its review (or, if applicable, investigation) under 31 C.F.R. Part 800 and 50 U.S.C.

App. § 2170 (“Exon-Florio”) and determined that there are no unresolved national security concerns with respect thereto; (v) the absence of certain legal impediments to the consummation of the Merger; and (vi) the absence of any change, event or occurrence that has had or would reasonably be expected to have a material adverse effect on the Company and its subsidiaries. The Offer is not subject to a financing condition.

Under the terms of the Merger Agreement, immediately following the closing of the Offer, the parties to the Merger Agreement will take all necessary and appropriate action in order to either cause the Merger to become effective without a stockholders’ meeting in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), or in the event that the top-up option provided for in the Merger Agreement has been exercised in accordance with the terms thereof (the “Top-Up Option”), to facilitate completion of the Merger under Section 253 of the DGCL. Otherwise, the Merger Agreement must be adopted by holders of a majority of the outstanding shares of Company Common Stock prior to consummation the Merger. In this event, Parent and Acquisition Sub shall take such actions as are reasonably necessary (including executing and delivering a written consent with respect to any shares of Company Common Stock owned by Parent and/or Acquisition Sub) to effect the required stockholder vote by written consent of the stockholders of the Company and to effect the Merger in compliance with applicable law.

Upon the effective time of the Merger, each share of Company Common Stock (except for shares held by stockholders who exercise their appraisal rights under Delaware law) will be canceled and converted into the right to receive the Offer Price (the “Merger Consideration”). In addition, as of the closing of the Offer:

•	each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding and unvested immediately prior to the closing of the Offer will become fully vested and exercisable. As of the effective time of the Merger, each Company Option that is outstanding and unexercised will be canceled in consideration for the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Option as of immediately prior to the Effective Time; and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes (except that if the exercise price per share of any Company Option is equal to or greater than the per share Offer Price, the Company Option will be cancelled and terminated without any cash payment);

•	each share of the Company’s restricted stock (“Company Restricted Stock”) will fully vest (and the restrictions on them will lapse), a number of shares of Company Common Stock equal to the target number of the applicable award of Company performance shares (“Company Performance Shares”) will also fully vest (and the restrictions on them will lapse, although the portion of any award that exceeds the target number will be forfeited) and the Company will issue a number of shares of Company Common Stock equal to the quotient of the accrued but unpaid cash dividends on the target number of Company Performance Shares over the Merger Consideration. All of the vested shares of Company Restricted Stock and Company Performance Shares will be treated identically to all other shares of Company Common Stock with respect to the payment of Merger Consideration; and

•	each of the Company’s phantom shares awarded under any of its stock plans will be converted into the right to receive the Merger Consideration.

Prior to the closing of the Offer, the Board may, subject to compliance with certain obligations described below, (i) terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) if the Board receives a Competing Proposal (as defined in the Merger Agreement) that the Board determines constitutes a Superior Proposal, and the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; or (ii) change its recommendation to the Company’s stockholders regarding tendering into the Offer and approving the Merger and related transactions solely as a result of an Intervening Event (as defined in the Merger Agreement) if the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. The Company may not change its recommendation to the Company’s stockholders or terminate the Merger Agreement under the above “fiduciary out” unless (i) the Company gives Parent three business days’ notice (shortened to two business days’ notice in response to subsequent material amendments to any Competing Proposal) that the Company intends to take such action and provides relevant information and materials; (ii) the Company provides Parent with at least three business days (or two business days as provided above) to make a revised proposal, during which the Company must negotiate in good faith; and (iii) after such period, the Board determines in good faith, after consultation with its legal and financial advisors and taking into account any changes to the transaction documents, that the Competing Proposal continues to constitute a Superior Proposal.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $34 million, although if the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Offer before the expiration of the Go-Shop Period or, if the Offer has not been consummated, within 10 days of the expiration of the Go-Shop Period in connection with a Competing Proposal from, or an Alternative Acquisition Agreement (as defined in the Merger Agreement) with, an Excluded Party (as defined in the Merger Agreement), then the Company will be required to pay Parent a termination fee of $17 million. The Company will be required to reimburse third-party expenses incurred by Parent, and the Parent will be required to reimburse third-party expenses incurred by the Company, in connection with the Merger Agreement in an amount not to exceed $5.0 million, in either case, in the event that the Merger Agreement is terminated under certain circumstances. However, any payment by the Company of such expenses incurred by Parent will be offset against, and shall reduce on a dollar-for-dollar basis, any applicable termination fee, if any, that may become due and payable by the Company.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated before January 3, 2014.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger and other matters.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and confidential disclosures made to Parent and Acquisition Sub in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Merger Sub the Top-Up Option, which under certain circumstances would permit Merger Sub to purchase a number of newly issued shares of Company Common Stock, at a price per share equal to the Offer Price, equal to at least the number of shares that, when added to the number of shares of Company Common Stock directly or indirectly owned by Parent and Merger Sub at the time of exercise, shall constitute at least 90% of the shares of Company Common Stock outstanding immediately after exercise of the Top-Up Option. The Top-Up Option is only available to Merger Sub if the Parent and the Company determine that the Merger is not eligible to be effected pursuant to Section 251(h) of the DGCL. See the disclosures regarding the Top-Up Option under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

If the Offer is consummated, the Company will experience a change of control. See the disclosures regarding the Offer and the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 8.01. Other Events.

On September 5, 2013, the Company issued a press release relating to the entry into the Merger Agreement.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the common stock of the Company will be made pursuant to an offer to purchase and related materials that Acquisition Sub intends to file with the Securities and Exchange Commission. At the time the tender offer is commenced, Acquisition Sub will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the transaction and the expected timing of the completion of the transaction. When used in this document, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Parent is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in the Company’s industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 5, 2013, by and among Kaydon Corporation, Atlas Management, Inc. and Dublin Acquisition Sub Inc.

99.1	Press release of Kaydon Corporation, dated September 5, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 5, 2013	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, Administration

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 5, 2013, by and among Kaydon Corporation, Atlas Management, Inc. and Dublin Acquisition Sub Inc.

99.1	Press release of Kaydon Corporation, dated September 5, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

9